UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2014

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation

On February 28, 2014, the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the 2014 base salaries and 2014 target cash bonus program and amounts, expressed as a percentage of 2014 base salaries, for the Company’s principal executive officer, principal financial officer and other named executive officers (as defined under applicable securities laws).

Cash bonuses under the 2014 bonus program are discretionary, but the Compensation Committee sets bonus targets (expressed as a percentage of base salary) based on the seniority of the applicable position and intends to take into account the achievement of company-wide and applicable division or department performance objectives. The company’s goals for 2014 were approved by the Board and include both research and development and business goals. The Compensation Committee exercises broad discretion in determining the amount of cash bonuses and does not attempt to quantify the level of achievement of corporate goals or the extent to which each named executive officer’s division or department contributed to the Company’s overall success. Whether or not a bonus is paid for 2014 is within the discretion of the Board. The actual bonus awarded for 2014 if any, may be more or less than the target, depending on individual performance and the achievement of the Company’s overall objectives.

On February 28, 2014, the Board, upon recommendation of the Compensation Committee, also approved cash bonus payments for each of the Company’s named executive officers in recognition of each of their 2013 performance. The amounts of the cash bonus payments are within the previously disclosed 2013 target cash bonus amounts set by the Compensation Committee and approved by the Board in February 2013. The cash bonus payments for 2013 performance will be made to the Company’s named executive officers in March 2014.

The 2014 base salaries, 2014 target cash bonus amounts and the cash bonus payments for 2013 performance for each of our named executive officers are listed in Exhibit 10.1 attached hereto and incorporated herein by reference.

Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining compensation, will be included in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.

Director Retirement

On February 28, 2014, Frank McCormick, Ph.D., FRS, a member of the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”), notified the Company that he will retire from the Board at the end of his current term, which expires at the Company’s 2014 Annual Meeting of Stockholders. Following receipt of Dr. McCormick’s notice, on February 28, 2014 the Board reduced the size of the Board to 10 members, effective upon Dr. McCormick’s retirement from the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Compensation Information for the Company’s Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: February 28, 2014	/s/ JAMES B. BUCHER
James B. Bucher Vice President, Corporate Legal Affairs and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Compensation Information for the Company’s Named Executive Officers